UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 20, 2009

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827
(Address of principal executive offices) (Zip Code)

(407) 318-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
The shareholders of AirTran Holdings, Inc. (the “Company”) approved the Company’s Fourth Amended and Restated Long-Term Incentive Plan (the “Plan”) at the Company’s 2009 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 20, 2009.  The Plan increases the number of shares of the Company’s common stock authorized for the granting of awards to 13,500,000, extends the term of the Plan to 2019, re-sets certain sublimits in light of the increase in the number of authorized shares and makes other changes the Company does not believe are material.

The Plan was approved by the Company’s board of directors on January 27, 2009, subject to the approval of the stockholders.  A copy of the Plan was filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on April 3, 2009 and is incorporated herein by reference.

Also, on May 20, 2009, the Company’s board of directors approved and adopted the Fifth Amended and Restated Long-Term Incentive Plan that made non-material changes, which did not require shareholder approval, to Section 4, Subparagraph A, by adding the underlined text as identified below.

A. Committee Appointment and Membership.  The Committee shall be appointed by the Board from its membership.  Unless and until such time as another committee is appointed, the Compensation Committee of the Board (or, if such committee ceases to exist or qualify under the Plan, by those members of the Board who are independent within the meaning of the listing requirements of the New York Stock Exchange or, if the Company’s common stock is not then listed on such exchange, on the principal stock exchange on which the Company’s common stock is then listed) shall serve as the Committee.  The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto.  Vacancies on the Committee, however caused, shall be filled by the Board.

A copy of the Company's Fifth Amended and Restated Long-Term Incentive Plan is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 8.01	Other Events.

On May 20, 2009, the Company announced results of the Annual Meeting.  At the close of business on March 23, 2009, the record date for the Annual Meeting, there were 119,908,521 shares of the Company’s common stock outstanding and eligible to be voted.  At the annual meeting 110,068,454 shares of the Company’s common stock were represented in person or by proxy.  Set forth below is the preliminary tabulation of the votes on the proposals presented at the annual meeting.

1.	Election of Directors. The three directors elected at the Annual Meeting were:

Director Nominee	For	Withheld
Don L. Chapman	107,215,464	2,852,990
Geoffrey T. Crowley	107,825,087	2,243,367
Lewis H. Jordan	107,665,516	2,402,938

2.	Approval of the Fourth Amended and Restated Long-Term Incentive Plan. The Plan was approved as follows:

For	Against	Abstain
69,604,821	6,058,586	993,705

3.
Ratification of the Appointment of Ernst & Young LLP.  The appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009 was ratified as follows:

For	Against	Abstain
109,193,808	606,378	268,268

The final results will be reported on the Company’s quarterly report on Form 10-Q for the period ending June 30, 2008.  A copy of the Company’s press release regarding the foregoing is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

99.1	Fifth Amended and Restated Long-Term Incentive Plan.
99.2	Press Release of AirTran Holdings, Inc. Announcing New Board Members and Initiatives at 2009 Shareholders and Board Meeting.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

AirTran Holdings, Inc.
Date: May 22, 2009	By:	/s/ Arne G. Haak
Arne G. Haak
Senior Vice President of Finance, Treasurer and Chief Financial Officer